Joint Filer Information

Names:
SRE Monarch, LLC, SRE Monarch Investor, LLC, Singerman Real Estate Opportunity Fund I, L.P., Singerman Real Estate Management Company, L.P., Singerman Real Estate, LLC, Singerman Real Estate Fund I GP, LLC.

Address:	980 Michigan Avenue, Suite 1660 Chicago, Illinois 60611

Designated Filer:	Seth Singerman

Issuer and Ticker Symbol:	IMH Financial Corporation [NONE]

Date of Event Requiring Statement:	July 24, 2014

The undersigned, SRE Monarch, LLC, SRE Monarch Investor, LLC, Singerman Real Estate Opportunity Fund I, L.P., Singerman Real Estate Management Company, L.P., Singerman Real Estate, LLC, and Singerman Real Estate Fund I GP, LLC are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Seth Singerman with respect to the beneficial ownership of securities of IMH Financial Corporation.

Signatures:

SRE MONARCH, LLC By: Singerman Real Estate Management Company, L.P. Its: Manager By: Singerman Real Estate, LLC Its: General Partner By: /s/ Seth Singerman Name: Seth Singerman Title: Manager
SINGERMAN REAL ESTATE OPPORTUNITY FUND I, L.P.

By: Singerman Real Estate Management Company, L.P.
Its: Manager

By: Singerman Real Estate, LLC
Its: General Partner

By:  /s/ Seth Singerman
Name: Seth Singerman
Title: Manager

SRE MONARCH INVESTOR, LLC By: /s/ Seth Singerman Name: Seth Singerman Title: President	SINGERMAN REAL ESTATE OPPORTUNITY FUND I GP, LLC By: /s/ Seth Singerman Name: Seth Singerman Title: Authorized Signatory
SINGERMAN REAL ESTATE MANAGEMENT COMPANY, L.P. By: Singerman Real Estate, LLC Its: General Partner By: /s/ Seth Singerman Name: Seth Singerman Title: Manager	SINGERMAN REAL ESTATE, LLC By: /s/ Seth Singerman Name: Seth Singerman Title: Manager